NORTHSTAR REALTY FINANCE CORP. ANNOUNCES PRIVATE OFFERING
OF $150 MILLION EXCHANGEABLE SENIOR NOTES DUE 2027

NEW YORK, NY, June 11, 2007 — NorthStar Realty Finance Corp. (“NorthStar”) (NYSE: NRF) today announced that NorthStar Realty Finance Limited Partnership, the operating partnership through which NorthStar conducts its operations, has commenced a private offering, subject to market conditions, of $150 million aggregate principal amount of the operating partnership’s exchangeable senior notes due 2027, plus an additional $22.5 million aggregate principal amount of notes that may be issued at the option of the initial purchasers to cover over-allotments within 30 days of the initial issuance of the notes. The notes will be senior unsecured obligations of the operating partnership, exchangeable for cash, shares of NorthStar’s common stock, or a combination of cash and shares of NorthStar’s common stock, at the operating partnership’s option. NorthStar has guaranteed the payment of amounts due on the notes.

NorthStar expects to use the net proceeds from the sale of the notes to repay indebtedness under its subsidiaries’ credit facility, acquire investments relating to its business and for general corporate purposes.

The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any shares of NorthStar’s common stock that may be issued upon exchange of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

Contact:
Investor Relations
Julie Tu
(212) 827-3776